[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.8

LICENSE AGREEMENT

between

SANOFI

and

ZAI LAB (HONG KONG) LIMITED

Dated as of July 22, 2015

Exhibits

Exhibit A	Licensed Know-How
Exhibit B	Licensed Patents
Exhibit C	Materials Specifications
Exhibit D	Development Plan

i

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is made and entered into effective as of July 22, 2015 (the “Effective Date”) by and between Sanofi, a French corporation with a business principle address of 54 rue La Boétie, 75008 Paris, France (“Sanofi”) and Zai Lab (Hong Kong) Limited, a company duly incorporated under the laws of Hong Kong with a business principle address of Unit 1202, 12/F Ruttonjee HSE, 11 Duddell St Central, HK Hong Kong, China (“Licensee”). Sanofi and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Sanofi controls certain intellectual property rights with respect to the Licensed Compound (as defined herein) and Licensed Product (as defined herein) in the Territory (as defined herein); and

WHEREAS, Sanofi wishes to grant to Licensee, and Licensee wishes to take, a license under such intellectual property rights to Develop (as defined herein) and Commercialize (as defined herein) Licensed Product in the Territory, in each case in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1 “Affiliate” means, with respect to a Party, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise, or (b) the ownership, directly or indirectly, of 50% or more of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its controlling entity).

1.2 “Agreement” has the meaning set forth in the preamble hereto.

1.3 “Anti-Corruption Laws” shall mean the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and any other applicable anti-corruption laws and laws for the prevention of fraud, racketeering, money laundering or terrorism.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.4 “Applicable Law” means applicable laws, rules and regulations, including any rules, regulations, guidelines or other requirements of the Regulatory Authorities that may be in effect from time to time, including Anti-Corruption Laws.

1.5 “Accountant” has the meaning set forth in Section 6.10.

1.6 “Breaching Party” has the meaning set forth in Section 12.2.

1.7 “Business Day” means a day other than a Saturday or Sunday on which banking institutions in Shanghai, China or Paris, France are not closed.

1.8 “Calendar Quarter” means each successive period of three calendar months commencing on January 1, April 1, July 1 and October 1.

1.9 “Calendar Year” means each successive period of 12 calendar months commencing on January 1 and ending on December 31.

1.10 “Clinical Data” means all data, reports and results with respect to the Licensed Compound and Licensed Product made, collected or otherwise generated under or in connection with the Clinical Studies.

1.11 “Clinical Studies” means human clinical trials for a Licensed Product and any other tests and studies for a Licensed Product in human subjects.

1.12 “Combination Product” means a Licensed Product that consists of or contains a Licensed Compound as an active ingredient together with (a) one or more other active ingredients and is sold either as a fixed dose or as separate doses in a single package; or (b) a delivery device where such delivery device is sold with Licensed Product as a single package (such other active ingredient(s) and/or delivery device, an “Other Component”).

1.13 “Commercialization” means, with respect to a Licensed Product, any and all activities (whether before or after Regulatory Approval) directed to the marketing, promotion and sale of such Licensed Product in the Field in the Territory after Regulatory Approval for commercial sale has been obtained, including pre-launch and post-launch marketing, promoting, marketing research, distributing, offering to commercially sell and commercially selling such Licensed Product, importing, exporting or transporting such Licensed Product for commercial sale, medical education activities with respect to such Licensed Product, conducting Clinical Studies that are not required to obtain or maintain Regulatory Approval for such Licensed Product for an indication, which may include epidemiological studies, modeling and pharmacoeconomic studies, post-marketing surveillance studies, investigator sponsored studies and health economics studies and regulatory affairs (including interacting with Regulatory Authorities) with respect to the foregoing. When used as a verb, “Commercializing” means to engage in Commercialization and “Commercialize” and “Commercialized” shall have corresponding meanings.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.14 “Commercialization License” means the license, transfer or assignment (other than a change of control transaction as described in Section 13.3) by Licensee, including by option, to any Third Party of any rights to Commercialize (and whether or not including the right to Develop) Licensed Product in the Field in all or part of the Territory, excluding the engagement of any subcontractors such as research collaborators, contract research organizations, contract manufacturers, vendors, service providers, distributors, contract sales force and the like.

1.15 “Commercially Reasonable Efforts” means the level of efforts and resources comparable to the efforts and resources commonly used in the research-based biopharmaceutical industry by companies with resources and expertise similar to those of Licensee for compounds or products of similar market potential at a similar stage in development or product life, taking into consideration market exclusivity, profitability, market potential, potential competitions and other relevant factors. “Commercially Reasonable Efforts” shall be determined on a country-by-country (or region-by-region, where applicable) and indication-by-indication basis.

1.16 “Complaining Party” has the meaning set forth in Section 12.2.

1.17 “Confidential Information” has the meaning set forth in Section 9.1.

1.18 “Controlled” means, with respect to any Information, Invention, Regulatory Documentation, Patent or other intellectual property right, that the Party owns or has a license to such Information, Invention, Regulatory Documentation, Patent or intellectual property right and has the ability to grant to the other Party access, a license or a sublicense (as applicable) thereto as provided for herein without violating the terms of any agreement or other arrangements with any Third Party existing at the time such Party would be first required hereunder to grant the other Party such access, license or sublicense.

1.19 “Development” means, with respect to a Licensed Product, all activities related to research, preclinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, Manufacture Process Development, Clinical Studies, including Manufacturing in support thereof (but excluding any commercial Manufacturing), statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval for such Licensed Product. When used as a verb, “Develop” means to engage in Development.

1.20 “Development Plan” means the plan for the Development of Licensed Product as described in Section 3.1.3, as updated from time to time pursuant to Section 3.1.3.

1.21 “Disclosing Party” has the meaning set forth in Section 9.1.

1.22 “Dispute” has the meaning set forth in Section 13.5.

1.23 “Dollars” or “$” means United States Dollars.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.24 “Drug Approval Application” means a New Drug Application (an “NDA”) as defined in the FFDCA and the regulations promulgated thereunder (including all additions, supplements, extensions and modifications thereto), or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application (an “MAA”) filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.

1.25 “Effective Date” has the meaning set forth in the preamble hereto.

1.26 “EMA” means the European Medicines Agency and any successor agency thereto.

1.27 “Europe” means the member countries of the European Union as well as the countries comprising the European Free Trade Area as it may be constituted from time to time, which as of the Effective Date consists of, Iceland, Norway, Liechtenstein and Switzerland.

1.28 “European Union” means the economic, scientific and political organization of member states as it may be constituted from time to time, which as of the Effective Date consists of Austria, Belgium, Bulgaria, Croatia, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom of Great Britain and Northern Ireland and that certain portion of Cyprus included in such organization.

1.29 “Exploit” means, with respect to a Licensed Product, to make, have made, import, use, sell or offer for sale, including to research, Develop, Commercialize, register, Manufacture, have Manufactured, hold or keep (whether for disposal or otherwise), use, have used, export, transport, distribute, promote, market, sell or have sold or otherwise dispose of such Licensed Product.

1.30 “Exploitation” means the act of Exploiting a Licensed Product.

1.31 “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.32 “FFDCA” means the United States Food, Drug, and Cosmetic Act, as amended from time to time.

1.33 “Field” means any oncology indication in humans.

1.34 “First Commercial Sale” means, with respect to a Licensed Product in a country in the Territory, the first sale to a Third Party for monetary value for use or consumption by the general public of such Licensed Product in such country after the applicable Regulatory Authority has approved the Drug Approval Application for such Licensed Product in such country. Sales prior to the approval of the applicable Drug Approval Application, such as so-called “treatment IND sales”, “named patient sales” and “compassionate use sales”, shall not constitute a First Commercial Sale.

1.35 “Force Majeure Event” has the meaning set forth in Section 13.1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.36 “Generic Product” means, with respect to a Licensed Product in a particular country, any pharmaceutical product that (a) contains the same active ingredient(s) as such Licensed Product; (b) obtained marketing approval from the applicable Regulatory Authority in such country and on an expedited or abbreviated basis in a manner that relied on or incorporated data for such Licensed Product; and (c) is sold in such country by a Third Party that is not a Sublicensee of Licensee or its Affiliates and did not purchase such product in a chain of distribution that included any of Licensee or its Affiliates or a Sublicensee.

1.37 “Indemnification Claim Notice” has the meaning set forth in Section 11.3.

1.38 “Indemnified Party” has the meaning set forth in Section 11.3.

1.39 “Indemnifying Party” means the Party from whom indemnification is sought pursuant to Section 11.1 or Section 11.2.

1.40 “Information and Inventions” means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, protocols, assays, structures, sequences, processes, practices, formulas, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including pre-clinical trial results and Clinical Study results, Manufacturing procedures, test procedures, and purification and isolation techniques, (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed, and all other discoveries, developments, inventions (whether or not confidential, proprietary, patented or patentable), and tangible embodiments of any of the foregoing.

1.41 “Infringement” has the meaning set forth in Section 7.3.1.

1.42 “Invoiced Sales” has the meaning set forth in the definition of “Net Sales”.

1.43 [*]

1.44 “Licensed Compound” means Sanofi’s ALK inhibitor [*], having the structure described in Exhibit E hereto, or any of its [*].

1.45 “Licensed Know-How” means the Information and Inventions contained or disclosed in the documents set forth on Exhibit A, but excluding any Information and Inventions to the extent claimed or covered by published Licensed Patents.

1.46 “Licensed Patents” means (a) the national, regional and international patents and patent applications, including provisional patent applications set forth on Exhibit B, (b) all patent applications filed from any of the foregoing provisional patent applications in clause (a), (c) all patent applications that claim priority to any patent or patent applications in clause (a) or clause (b), including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (d) any and all patents that have issued or in the future issue from any of foregoing patent applications in clause (a), clause (b) or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

clause (c), including utility models, petty patents and design patents and certificates of invention, and (e) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of any of the foregoing patents or patent applications in clause (a), clause (b), clause (c) or clause (d).

1.47 “Licensed Product” means any pharmaceutical product containing the Licensed Compound, alone or in the form of a Combination Product.

1.48 “Licensee” has the meaning set forth in the preamble hereto.

1.49 “Licensee Indemnitees” has the meaning set forth in Section 11.2.

1.50 “Licensee Know-How” means all Information and Inventions Controlled by Licensee, its Sublicensees, or any of its or their respective Affiliates as of the Effective Date or during the Term that is not generally known and is necessary for the Exploitation of a Licensed Product in the Field in the Territory, but excluding any Information and Inventions to the extent covered or claimed by published Licensee Patents.

1.51 “Licensee Patents” means all of the Patents Controlled by Licensee, its Sublicensees, or any of its or their respective Affiliates as of the Effective Date or during the Term that are necessary (or, with respect to patent applications, would be necessary if such patent applications were to issue as patents) for the Exploitation of a Licensed Product in the Field in the Territory.

1.52 “Losses” has the meaning set forth in Section 11.1.

1.53 “MAA” has the meaning set forth in the definition of “Drug Approval Application.”

1.54 “Major Markets” means each of the [*].

1.55 “Manufacture” and “Manufacturing” means, with respect to a Licensed Product, all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping, holding, Manufacture Process Development, stability testing, quality assurance or quality control of such Licensed Product or any intermediate thereof.

1.56 “Manufacture Process Development” means the process development, process qualification and validation and scale-up of the process to manufacture a Licensed Product and analytic development and product characterization with respect thereto.

1.57 “Markings” has the meaning set forth in Section 4.6.

1.58 “Milestone Event” means each of the events identified as a milestone event in Section 6.2.1.

1.59 “Monetization” means the monetization of all or a portion of Sanofi’s rights to receive royalties and other related payments under this Agreement, including by means of a direct sale (through an auction process or otherwise) or a financing (through a borrowing of loans, an offering of securities or otherwise).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.60 “NDA” has the meaning set forth in the definition of “Drug Approval Application.”

1.61 “Negotiation Period” has the meaning set forth in Section 4.7.2.

1.62 “Net Sales” means, for any period, the gross amount invoiced by Licensee, its Sublicensees or any of its or their respective Affiliates for the sale of a Licensed Product (the “Invoiced Sales”), less deductions for: (a) normal and customary trade, quantity and cash discounts and sales returns and allowances, including those granted on account of bad debt, price adjustments, billing errors, rejected goods, damaged goods and returns, and chargebacks; (b) freight, postage, shipping and insurance expenses to the extent that such items are included in the gross amount invoiced; (c) sales taxes and other governmental charges (including value added tax, but solely to the extent not otherwise creditable or reimbursed) to the extent billed separately on the invoice and actually paid in connection with the sale but only to the extent actually included in gross sales (but excluding what is commonly known as income taxes and taxes or charges required by U.S. Federal or state Medicaid, Medicare or similar state program or equivalent foreign governmental program); and (d) rebates and similar payments made with respect to sales paid for by any governmental or regulatory authority such as, by way of illustration and not in limitation of the Parties’ rights hereunder, Federal or state Medicaid, Medicare, plans offered under the Affordable Care Act or similar state program or equivalent foreign governmental program, provided however [*]. Any of the deductions listed above that involves a payment by Licensee, its Sublicensees or any of its or their respective Affiliates shall be taken as a deduction in the Calendar Quarter in which the payment is accrued by such entity. The methodology for calculating (a) – (d), on a country-by-country basis, shall conform to Generally Accepted Accounting Principles or International Financial Reporting Standards consistently applied by Licensee. For purposes of determining Net Sales, a Licensed Product shall be deemed to be sold when invoiced and a “sale” shall not include transfers or dispositions of such Licensed Product for pre-clinical or clinical purposes or as samples, in each case, without charge.

In the event that a Licensed Product is sold in any country in the form of a Combination Product, Net Sales of such Combination Product shall be adjusted for the purpose of calculating royalties owed to Sanofi hereunder by multiplying actual Net Sales of such Combination Product in such country calculated pursuant to the foregoing definition of “Net Sales” by the fraction A/(A+B), where A is the average invoice price in such country of any Licensed Product that contains a Licensed Compound as its sole active ingredient, if sold separately in such country, and B is the average invoice price in such country of each product that contains the Other Component, if sold separately in such country. If the Other Component is not sold separately, then the actual Net Sales shall be adjusted by multiplying the actual Net Sales by the fraction A/C where A is the actual average of the invoice price (on a per unit basis) of Licensed Product that is part of the Combination Product in the relevant country, if sold separately, and C is the actual average of the invoice prices (on a per unit basis) of the Combination Product in the relevant country. If neither of the foregoing applies, then the Parties shall determine the Net Sales of the Combination Product in good faith based on the respective values of the components of such Combination

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Product. In the event the Parties are not able to reach agreement, Net Sales for such Combination Product shall be determined by an expert jointly appointed by the parties, with such determination to be based on the respective values of the components of such Combination Product. The decision of the expert shall be final and binding on the Parties and the fees of the expert shall be equally shared between the Parties.

In the case of pharmacy incentive programs, hospital performance incentive programs, chargebacks, disease management programs, similar programs or discounts on portfolio product offerings, all rebates, discounts and other forms of reimbursements shall be allocated among products on the basis on which such rebates, discounts and other forms of reimbursements were actually granted or, if such basis cannot be determined, in accordance with Licensee’s, its Sublicensees’ or its or their respective Affiliates’ existing allocation method; provided that any such allocation shall be done in accordance with Applicable Law, including any price reporting laws, rules and regulations.

Licensee’s or any of its Sublicensees’ or its or their respective Affiliates’ transfer of any Licensed Product to an Affiliate or Sublicensee shall not result in any Net Sales, unless such Licensed Product is consumed by such Affiliate or Sublicensee in the course of its commercial activities.

1.63 [*].

1.64 “Party” and “Parties” each has the meaning set forth in the preamble hereto.

1.65 “Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed from any of the foregoing provisional patent applications in clause (a), (c) all patent applications that claim priority to any patent or patent applications in clause (a) or clause (b), including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications, (d) any and all patents that have issued or in the future issue from any of foregoing patent applications in clause (a), clause (b) or clause (c), including utility models, petty patents and design patents and certificates of invention, and (e) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of any of the foregoing patents or patent applications in clause (a), clause (b), clause (c) or clause (d).

1.66 “Payments” has the meaning set forth in Section 6.6.

1.67 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.68 “Phase II Clinical Trial” means a Clinical Study, the principal purpose of which is a determination of safety and efficacy of a Licensed Product in the target patient population or a similar Clinical Study prescribed by the Regulatory Authorities, from time to time, pursuant to Applicable Law or otherwise, including the trials referred to in 21 C.F.R. §312.21(b), as amended.

1.69 “Phase III Clinical Trial” means a Clinical Study on a sufficient number of subjects that is designed to establish that a Licensed Product is safe and efficacious for its intended use and to determine warnings, precautions and adverse reactions that are associated with such Licensed Product in the dosage range to be prescribed, which Clinical Study is intended to support Regulatory Approval of such Licensed Product, including all tests and studies that are required by the FDA from time to time, pursuant to Applicable Law or otherwise.

1.70 “POC Study” means the first clinical trial conducted by or on behalf of Licensee for the purpose of determining the safe and effective dose range in patients for the proposed therapeutic indication of Licensed Product. For clarity, a [*], shall be deemed a POC Study for the purpose of this Agreement.

1.71 “Product Labeling” means, with respect to a Licensed Product in a country in the Territory, (a) the Regulatory Authority-approved full prescribing information for such Licensed Product for such country, including any required patient information and (b) all labels and other written, printed or graphic matter upon an container, wrapper or any package insert utilized with or for such Licensed Product in such country.

1.72 “Product Trademarks” means the Trademark(s) to be used by Licensee, its Sublicensees or its or their respective Affiliates for the Commercialization of Licensed Product in the Field in the Territory and any registrations thereof or any pending applications relating thereto in the Territory.

1.73 “Receiving Party” has the meaning set forth in Section 9.1.

1.74 “Regulatory Approval” means, with respect to a Licensed Product in a country in the Territory, any and all approvals (including Drug Approval Applications), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market such Licensed Product in such country, including, where applicable, (a) pricing or reimbursement approval in such country, (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto) and (c) labeling approval.

1.75 “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the Exploitation of a Licensed Compound or a Licensed Product in the Territory.

1.76 “Regulatory Documentation” means all (a) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations and approvals (including all Regulatory Approvals), (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files and complaint files and (c) Clinical Data and any other data contained in any of the foregoing, in each case ((a), (b) and (c)), relating to Licensed Product.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.77 “Regulatory Exclusivity” means any period of data, market or other regulatory exclusivity, including any such period under the FFDCA, European Parliament and Council Regulations (EC) Nos. 726/2004, 141/2000 and 1901/2006, or national implementations of Article 10 of Directive 2001/83/EC, and all equivalents (in the United States, European Union or elsewhere) of any of the foregoing.

1.78 “Royalty Term” means, with respect to each country in the Territory, the period beginning on the date of the First Commercial Sale of Licensed Product in such country, and ending on the latest to occur of (a) the expiration of the last-to-expire Licensed Patent that includes a Valid Claim in such country claiming the composition of matter or formulation of such Licensed Product, the method of making such Licensed Product (to the extent such method is actually used in the Manufacturing of Licensed Product by or on behalf of Licensee, its Affiliates and/or Sublicensees) or the method of using such Licensed Product (to the extent such method is described in the labelling of Licensed Product); (b) the expiration of Regulatory Exclusivity in such country for Licensed Product; and (c) the 10th anniversary of the First Commercial Sale of Licensed Product in such country.

1.79 “Sanofi” has the meaning set forth in the preamble hereto.

1.80 “Sanofi Indemnitees” has the meaning set forth in Section 11.1.

1.81 “Sanofi Option” has the meaning set forth in Section 4.7.1.

1.82 “Sanofi Option Agreement” has the meaning set forth in Section 4.7.2.

1.83 “Sanofi Option Data Package” has the meaning set forth in Section 4.7.1.

1.84 “Sanofi Option Notice” has the meaning set forth in Section 4.7.2.

1.85 “Sanofi Option Period” means the period commencing on the date on which Sanofi receives the full and complete Sanofi Option Data Package with respect to the applicable Licensed Product and such other information relating to such Licensed Product that Sanofi requests pursuant to the last sentence of Section 4.7.1 and ending [*].

1.86 “Sublicense Percentage” means (a) with respect to a Commercialization Sublicense granted with respect to a Licensed Product prior to [*] for such Licensed Product, [*]%, (b) with respect to a Commercialization Sublicense granted with respect to a Licensed Product prior to [*] for such Licensed Product, [*]%, and (c) with respect to a Commercialization Sublicense granted with respect to a Licensed Product after [*] for such Licensed Product, [*]%.

1.87 “Sublicensee” means a Person, other than an Affiliate, that is granted a sublicense by Licensee under the grant in Section 2.1 as provided in Section 2.3 or after Licensee complies with all of its obligations under Section 2.3.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.88 “Term” has the meaning set forth in Section 12.1.

1.89 “Termination Notice Period” has the meaning set forth in Section 12.2.

1.90 “Territory” means the entire world.

1.91 “Third Party” means any Person other than Sanofi, Licensee and their respective Affiliates.

1.92 “Third Party Claims” has the meaning set forth in Section 11.1.

1.93 “Trademark” means any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo or business symbol, whether or not registered.

1.94 “United States” means the United States of America.

1.95 “Valid Claim” means, with respect to a particular country, (a) any claim of an issued and unexpired Patent in such country that (i) has not been held permanently revoked, unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal and (ii) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise in such country or (b) any claim of a pending Patent application that has not been pending for more than [*] since its priority date and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application.

ARTICLE 2

GRANT OF RIGHTS

2.1 Grants to Licensee. Subject to Section 2.2 and Section 4.7 and the other terms and conditions of this Agreement, Sanofi hereby grants to Licensee an exclusive (including with regard to Sanofi and its Affiliates) license (or sublicense), with the right to grant sublicenses in accordance with Section 2.3 or after Licensee complies with all of its obligations under Section 4.7, under the Licensed Patents and the Licensed Know-How to Exploit the Licensed Compound and Licensed Product in the Field in the Territory.

2.2 Retention of Rights; Non-Compete.

2.2.1 Retention of Rights. Notwithstanding anything to the contrary in this Agreement, Sanofi retains, on behalf of itself and its Affiliates, non-exclusive rights in and to the Licensed Patents and the Licensed Know-How to conduct research using the Licensed Compound and/or Licensed Product, and to Manufacture the Licensed Compound and Licensed Product, for use in the performance of such research, provided that such research shall be conducted solely by or on behalf of Sanofi or its Affiliates for its or their internal research purposes.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.2.2 Non-Compete. During [*], [*] shall not directly or indirectly (including by granting any Third Party the right to do so), [*] any product [*] that is: (a) [*]; and/or (b) [*].

2.3 Sublicenses. Subject to Licensee’s compliance with its obligations under Section 4.7, the rights and licenses granted to Licensee under Section 2.1 shall include the right to grant Sublicenses to its Affiliates and/or Third Parties through multiple tiers, to Develop, Commercialize or Exploit the Licensed Compound and Licensed Product in the Field in the Territory; provided that Licensee shall remain responsible for the performance or non-performance of any such Sublicensee, and provide to Sanofi a copy of any executed sublicense agreement (provided that the terms of any such sublicense agreement may be redacted to the extent not pertinent to an understanding of a Party’s obligations or benefits under this Agreement, but provided financial provisions shall not be redacted). Licensee hereby guarantees the performance of its Affiliates and Sublicensees and the grant of any such sublicense shall not relieve Licensee of its obligations under this Agreement, except to the extent they are satisfactorily performed by such Affiliates and/or Sublicensees. Any such sublicenses shall be consistent with the terms and conditions of this Agreement. In particular but without limitation, Licensee shall ensure that it obtains ownership and/or licenses and/or rights to all Inventions and Information (including all data, know-how, inventions, Regulatory Documentation and Regulatory Approvals) generated by such sublicensee or under such agreement that are related to Licensed Product and are necessary or reasonably useful to Exploit Licensed Product, sufficient to enable Licensee to grant the rights granted to Sanofi hereunder, including Sanofi’s rights under Section 12.7.

2.4 No Implied Rights. For the avoidance of doubt, Licensee, its Sublicensees and its and their respective Affiliates shall have no right, express or implied, with respect to the Licensed Patents and the Licensed Know-How, except as expressly provided in Section 2.1.

2.5 Licensed Know-How Disclosure and Material Transfer.

2.5.1 In General. Within [*] after the Effective Date, Sanofi shall deliver to Licensee [*] (i) the Licensed Know-How in the file format specified in Exhibit A, and (ii) [*] of drug substance (“Material”) meeting the specifications detailed in Exhibit C (“Material Specifications”) and Manufactured in compliance with cGLP requirements. Such delivery of Material shall be made on an [*], and Licensee shall be responsible for organizing transportation of Material, from Sanofi’s facilities at its risks and costs. Notwithstanding anything in this Agreement to the contrary, Licensee will have the right effective upon the Effective Date, to include Licensed Know-How in Licensee’s Regulatory Documentation for filing or submission to, or correspondence or discussions with, Regulatory Authorities. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ANY MATERIAL SUPPLIED BY SANOFI UNDER THIS SECTION 2.5.1 ARE SUPPLIED “AS IS” AND SANOFI MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE MATERIAL DOES NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Licensee assumes all liability for damages which may arise from the use, storage or disposal of such Material, after its delivery by Sanofi [*]. Sanofi will not be liable to Licensee for any loss, claim or demand made by Licensee, or made against Licensee by any Third Party, due to or arising from the use of such Materials except, to the extent permitted by applicable Laws, when caused by the negligence or willful misconduct of Sanofi.

2.5.2 Additional Assistance. During a [*] period following the Effective Date, Sanofi shall, at no additional cost to Licensee, give Licensee reasonable access to Sanofi personnel familiar with the Licensed Compound and Licensed Product, including without limitation personnel having expertise in connection with the Licensed Know-How, formulation, Regulatory Documentation and Manufacture Process Development thereof, provided however the foregoing assistance shall (i) be limited to [*] and (ii) exclude any travel of the Sanofi personnel to Licensee’s facilities or to the facilities of Licensee’s Third Party manufacturer or any kind of on-site assistance. To the extent Licensee requests any assistance by Sanofi beyond those set forth above, Sanofi shall use reasonable efforts to provide Licensee [*] assistance [*].

2.6 Compliance. Licensee shall perform or cause to be performed any and all of its activities under this Agreement in a good scientific manner and in compliance with all Applicable Law. Licensee agrees, on behalf of itself, its officers, directors and employees and on behalf of its Affiliates, agents, representatives, consultants and subcontractors hired in connection with the Exploitation of Licensed Product (together with Licensee, the “Licensee Representatives”) that in connection with the performance of its obligations hereunder, the Licensee Representatives shall not directly or indirectly pay, offer or promise to pay, or authorize the payment of any money, or give, offer or promise to give, or authorize the giving of anything else of value, to:

(i) any government official in order to influence official action;

(ii) any government official (A) to influence such Person to act in breach of a duty of good faith, impartiality or trust (“acting improperly”), (B) to reward such Person for acting improperly, or (C) where such Person would be acting improperly by receiving the money or other thing of value; or

(iii) any other Person while knowing or having reason to believe that all or any portion of the money or other thing of value will be paid, offered, promised or given to, or will otherwise benefit, a government official in order to influence official action for or against Licensee in connection with the matters that are the subject of this Agreement.

ARTICLE 3

DEVELOPMENT AND REGULATORY

3.1 Development.

3.1.1 In General. Subject to Section 2.2, Licensee shall have the right to Develop Licensed Product in the Field in the Territory at its own cost and expense in accordance with the Development Plan.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.1.2 Alliance Managers. Within [*] after the Effective Date, each Party shall appoint and notify the other Party of the identity of a representative having the appropriate qualifications, including a general understanding of pharmaceutical development and commercialization issues, to act as its alliance manager under this Agreement (the “Alliance Manager”). The Alliance Managers shall serve as the primary contact points between the Parties for the purpose of providing Sanofi with information on the progress of Licensee’s Development and Commercialization activities under this Agreement. The Alliance Managers shall also be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties. Each Party may replace its Alliance Manager at any time upon written notice to the other Party.

3.1.3 Development Plan. The initial Development Plan, which covers the period [*], has been agreed upon by the Parties and is attached to this Agreement as Exhibit D. For [*] and for each Calendar Year thereafter during the Term, Licensee shall prepare an update to the Development Plan in good faith and submit such updated Development Plan to Sanofi. Each update to the Development Plan shall set forth for the applicable Calendar Year the Development objectives, the planned Clinical Studies and other Development activities and the contemplated timelines for the foregoing. In addition, Licensee may propose updates to the Development Plan to Sanofi from time to time as appropriate in light of changed circumstances.

3.1.4 Diligence. Licensee shall use Commercially Reasonable Efforts to Develop and obtain and maintain Regulatory Approvals for Licensed Product in each of the Major Markets.

3.2 Regulatory Matters. Licensee shall have the responsibility for preparing, obtaining and maintaining Drug Approval Applications and any other Regulatory Approvals and other submissions, and for conducting communications with the Regulatory Authorities, for Licensed Product in the Territory. All Regulatory Approvals relating to Licensed Product with respect to the Territory shall be owned by, and shall be the sole property and held in the name of, Licensee or its designated Affiliate or Sublicensee.

3.3 Reports. At least [*] until Regulatory Approval is obtained in each of the Major Markets for Licensed Product, Licensee shall provide Sanofi with a summary report describing (a) the Development activities it has performed, or caused to be performed, since the preceding report (including any filings, submissions, communications or meetings with any Regulatory Authorities), (b) its Development activities in process, and (c) the future activities it expects to initiate during the then-current half-Calendar Year period (including any filings, submissions, communications or meetings with any Regulatory Authorities).

3.4 Records. Licensee shall maintain, or cause to be maintained, all Regulatory Documentation and final supporting records and documentation therefor (but not draft records or documentation therefor except as otherwise required by Applicable Law), in sufficient detail and in compliance with Applicable Law. Such records and documentation shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the applicable Development activities in a manner appropriate for any regulatory purpose and, when applicable, for use in connection with Patent filings, prosecution and maintenance. Such records and documentation shall be retained for at least [*] or such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

longer period as may be required by Applicable Law. Licensee shall use diligent efforts to ensure that such records and documentation include only information with respect to the applicable Development activities under this Agreement and do not include, and are not commingled with, records of activities outside of this Agreement. Sanofi shall have the right, during normal business hours and upon reasonable notice, to inspect and copy any such records.

3.5 Subcontracting. Licensee may subcontract the exercise of its rights and the performance of its obligations under this Article 3; provided that (a) Licensee shall oversee the performance by its subcontractors of the subcontracted activities in a manner that would be reasonably expected to result in their timely and successful completion and shall remain responsible for the performance of such activities in accordance with this Agreement and the Development Plan and (b) any agreement pursuant to which Licensee engages a subcontractor must (i) be consistent with this Agreement and (ii) contain terms obligating such subcontractor to: (A) comply with confidentiality provisions that are at least as restrictive as those set forth in Article 9 (provided that, the duration of such obligations shall extend at least during the term of such agreement and [*] thereafter); and (B) provide Licensee with ownership of all Inventions and Information (including all data, know-how, inventions, Regulatory Documentation and Regulatory Approvals) generated by such subcontractor under such agreement that are related to Licensed Product and are necessary or reasonably useful to Exploit Licensed Product, to enable Licensee to grant the rights granted to Sanofi hereunder, including Sanofi’s rights under Section 12.7.

ARTICLE 4

COMMERCIALIZATION

4.1 In General. Licensee shall Commercialize Licensed Product in the Field in the Territory at its own cost and expense.

4.2 Diligence. Licensee shall use Commercially Reasonable Efforts to Commercialize Licensed Product in the Field in each of the Major Markets after obtaining Regulatory Approval to do so.

4.3 Compliance with Applicable Law. Licensee shall, and shall cause its Sublicensees and its and their respective Affiliates to, comply with all Applicable Law with respect to the Commercialization of Licensed Product. Licensee shall, and shall cause its Sublicensees and its and their respective Affiliates to, avoid taking or failing to take any actions that Licensee knows or reasonably should know would jeopardize the goodwill or reputation of Licensed Product.

4.4 Sales and Distribution. Licensee shall be solely responsible for invoicing and booking sales, establishing all terms of sale (including pricing and discounts) and warehousing and distributing Licensed Product in the Field in the Territory and shall perform all related services, in each case, in a manner consistent with the terms and conditions of this Agreement. Licensee shall be solely responsible for handling all returns, recalls and withdrawals, order processing, invoicing and collection, distribution and inventory and receivables with respect to Licensed Product in the Territory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.5 Product Trademarks. Licensee shall have the right to determine and own the Product Trademarks to be used with respect to the Exploitation of Licensed Product in the Field in the Territory.

4.6 Markings. The promotional materials, packaging and Product Labeling for Licensed Product used by Licensee, its Sublicensees or its or their respective Affiliates in connection with Licensed Product in the Territory shall contain a reference to the fact Licensed Product is licensed from Sanofi (collectively, the “Markings”). The manner in which such reference is to be presented on promotional materials, packaging and Product Labeling for Licensed Product shall be subject to prior review and approval by Sanofi, such approval not to be unreasonably conditioned, withheld or delayed.

4.7 Sanofi Option.

4.7.1 If, at any time during the Term, Licensee (a) [*] a Commercialization License in any of the Major Markets, (b) [*] a Commercialization Sublicense for such Major Market(s) ((a) and (b) each an “Opportunity”), or (c) [*], Licensee shall so notify Sanofi in writing and grant Sanofi an option to engage in exclusive negotiations with Licensee to obtain the rights for it and/or its Affiliates to Exploit Licensed Product in the Field in the Territory (in the case of (c)) or in any such Major Market(s) (in the case of (a) and/or (b)). Licensee’s notification to Sanofi shall be accompanied by a data package (the “Option Data Package”) containing the following information with respect to Licensed Product: [*]. In addition, Licensee promptly shall make available to Sanofi such other material information relating to the applicable Licensed Product as Sanofi may reasonably request in order to make an informed decision regarding whether to exercise the applicable Sanofi Option with respect to such Licensed Product.

4.7.2 Sanofi may exercise a Sanofi Option with respect to a Licensed Product for the applicable Major Market(s) by providing written notice to Licensee (a “Sanofi Option Notice”) at any time during the Sanofi Option Period with respect to such Sanofi Option for such Major Market(s). If Sanofi exercises a Sanofi Option with respect to a Licensed Product during the applicable Sanofi Option Period, then during the period beginning on the date Sanofi provides the applicable Commercialization Option Notice to Licensee and ending [*] thereafter (or such later date as may be mutually agreed by the Parties) (the “Negotiation Period”), the Parties shall negotiate in good faith the terms and conditions of an agreement pursuant to which Sanofi and its Affiliates would obtain the exclusive rights to Exploit such Licensed Product in the Field in the Territory or in the relevant Major Market(s), which may be in the form of an assignment, an exclusive license or such other grant of rights as the Parties may agree (a “Sanofi Option Agreement”).

4.7.3 Expiration and Revival of Sanofi Option

(a) If, with respect to an Opportunity, (A) Sanofi [*] or (B) Licensee and Sanofi [*], then, in either case (A) or (B), the Sanofi Option shall expire with respect to such Opportunity and Licensee or its Affiliate, as applicable, shall be free to discuss and enter into a Commercialization License with respect to such Opportunity without further obligation to Sanofi, provided however that (i) [*], and provided further that, [*], as the case may be, then [*]; and (ii) if [*], then [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) If, after notification by Licensee to Sanofi [*] pursuant to Section 4.7.1(c), [*] then Sanofi Option shall permanently expire.

4.7.4 If Licensee and Sanofi enter into any Sanofi Option Agreement pursuant to Section 4.7.2, then in the event of any conflict between the terms of this Agreement and the terms of any such Sanofi Option Agreement, the terms of such Sanofi Option Agreement shall prevail.

ARTICLE 5

MANUFACTURE AND SUPPLY

5.1 Manufacture and Supply. Licensee shall (a) be responsible for the Manufacture of Licensed Product in sufficient quantities for the Exploitation of such Licensed Product in the Field in the Territory and (b) use Commercially Reasonable Efforts to assure an efficient and reliable supply of Licensed Product conforming to the applicable specifications with respect thereto as necessary to Exploit and maintain Regulatory Approvals for Licensed Product in the Field in the Territory, including developing commercially reasonable arrangements and strategies for back-up sources of supply of Licensed Product that appropriately and reasonably minimize the risk of supply shortfalls and that take into account expected inventory levels and demand. In furtherance of the obligations set forth in the preceding sentence, Licensee shall either itself Manufacture and supply, or enter into one or more definitive Manufacturing and supply agreements with appropriate Third Parties, to Manufacture and supply clinical and commercial supplies of Licensed Product. Licensee shall, and shall cause its Affiliates and any Third Party that Manufactures and supplies clinical or commercial supplies of any Licensed Product to, comply with all Applicable Law with respect to the Manufacture of Licensed Product.

ARTICLE 6

PAYMENTS

6.1 Upfront Payment. Licensee shall pay Sanofi an upfront amount equal to US$500,000.00. Such upfront shall be nonrefundable and noncreditable against any other payments due hereunder and shall be paid in two (2) installments as follows:

6.1.1 US$[*], no later than [*] after the Effective Date; and

6.1.2 US$[*], upon the delivery by Sanofi of (i) the documents listed in Exhibit A and (ii) the Material.

6.2 Milestones.

6.2.1 Development Milestones.

(a) Licensee shall pay Sanofi each of the following non-refundable, non-creditable milestone payments within [*] after the achievement of the corresponding Milestone Event, with each such payment payable only once under this Agreement, regardless how many times the corresponding Milestone Event occurs, and the total payment by Licensee to Sanofi under this Section 6.2.1(a) under this Agreement not to exceed [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Milestone Event	Milestone Payment
[*]	US$	[	*]
[*]	US$	[	*]
[*]	US$	[	*]
[*]	US$	[	*]
[*]	US$	[	*]

6.3 Royalties.

6.3.1 Royalty Rates. Subject to Section 6.3.2, Licensee shall pay Sanofi, during the Royalty Term, a royalty on Net Sales of each Licensed Product in the Territory in each Calendar Year (or partial Calendar Year), as follows:

That portion of Net Sales of all Licensed Product in the Territory in a Calendar Year that is:	Royalty Rate
Less than or equal to $[*]	[	*]%
Greater than $[*] but less than or equal to $[*]	[	*]%
Greater than $[*]	[	*]%

6.3.2 Royalty Step-Down. For the purpose of determining the royalties payable pursuant to Section 6.3.1, the Net Sales of a Licensed Product in a country, that occur after the expiration of the last to expire of, or during any period in which there are no, Licensed Patents that include at least one Valid Claim that would be infringed by the sale of Licensed Product in such country absent this license, shall be reduced by [*].

6.3.3 Generic Product. On a country-by-country basis, if in any Calendar Quarter during the Royalty Term following introduction of a Generic Product in a country (i) there is no Valid Claim within the Licensed Patents in such country and (ii) the market share of Licensee, its Affiliates or their Sublicensees, as applicable, for such Licensed Product in the Field in such country in such Calendar Quarter (as measured by reputable published data for such country, e.g. by reference to market share data collected by IMS) (“Market Share”) is reduced by [*] or more compared to the Market Share in the immediately preceding calendar quarter, then the applicable royalty payable to Sanofi for such Calendar Quarter under Section 6.3.1 shall be reduced by [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.3.4 Third Party License. If, during the Term and following the Effective Date, Licensee enters into an agreement with a Third Party in order to obtain a license under any intellectual property rights of one or more Third Parties that is necessary to Exploit Licensed Product (a “Third Party License”), then, subject to Licensee sending Sanofi a copy of such Third Party License, Licensee shall have the right to deduct [*] of the amounts actually paid by Licensee pursuant to the terms of any such Third Party License during a particular Calendar Quarter from the royalties otherwise due to Sanofi under this Section 6.3 with respect to such Calendar Quarter, provided however that Sanofi shall in any event receive at least [*] of the royalty amounts that would otherwise be owed to it in the absence of such Third Party License.

6.3.5 Payment Dates and Reports. Royalty payments shall be made by Licensee within [*] days after the end of each Calendar Quarter commencing with the Calendar Quarter in which the first day of the first Royalty Term for the first Licensed Product occurs. Licensee shall also provide to Sanofi, at the same time each such payment is made, a report showing: (a) the Net Sales of Licensed Product by country in the Territory; (b) the basis for any deductions from Invoiced Sales to determine Net Sales; (c) the applicable royalty rates for Licensed Product; (d) the exchange rates used in calculating any of the foregoing; and (e) a calculation of the amount of royalty due to Sanofi.

6.4 Sublicense Revenue.

6.4.1 Net Sales by Sublicensees. Any and all Net Sales by Sublicensees shall be included in the Net Sales calculations in Section 6.3.1 and Section 6.3.2 for purposes of determining the milestones or royalties, as applicable, owed by Licensee to Sanofi thereunder.

6.4.2 Other Sublicense Revenue. Upon the execution by Licensee of a Commercialization License for Licensed Product, which may also include other rights such as the Development and/or Manufacturing of Licensed Product, Licensee shall pay to Sanofi:

[*]

6.5 Mode of Payment; Current Conversion.

(a) All payments to Sanofi under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as Sanofi may from time to time designate by notice to Licensee.

(b) If any currency conversion shall be required in connection with any payment hereunder, such conversion shall be made by using [*].

6.6 Taxes. The milestones and other amounts payable by Licensee to Sanofi pursuant to this Agreement (“Payments”) shall not be reduced on account of any taxes unless required by Applicable Law. Sanofi alone shall be responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be paid by Licensee) levied on account of, or measured in whole or in part by reference to, any Payments it receives. Licensee shall deduct

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if Sanofi is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it shall deliver to Licensee or the appropriate governmental authority (with the assistance of Licensee to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Licensee of its obligation to withhold tax, and Licensee shall apply the reduced rate of withholding, or dispense with withholding, as the case may be; provided that Licensee has received evidence, in a form reasonably satisfactory to Licensee, of Sanofi’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [*] prior to the time that the Payments are due. If, in accordance with the foregoing, Licensee withholds any amount, it shall pay to Sanofi the balance when due, make timely payment to the proper taxing authority of the withheld amount and send to Sanofi proof of such payment within [*] following such payment. Licensee shall be responsible for any sales or other similar tax that Sanofi may be required to collect with respect to the Payments.

6.7 Interest on Late Payments. If any Payment due to Sanofi under this Agreement is not paid in when due, then Licensee shall pay interest thereon and on any unpaid accrued interest (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of [*], such interest to run from the date upon which payment of such amount became due until payment thereof in full together with such accrued interest.

6.8 Financial Records. Licensee shall, and shall cause its Sublicensees and its and their respective Affiliates to, keep complete and accurate books and records pertaining to the sale, delivery and use of Licensed Product, including books and records of Invoiced Sales (including any deductions therefrom) and Net Sales of Licensed Product in the Territory. Licensee shall, and shall cause its Sublicensees and its and their respective Affiliates to, retain such books and records, until the later of [*] after the end of the period to which such books and records pertain and the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

6.9 Audit. At the request of Sanofi, Licensee shall, and shall cause its Sublicensees and its and their respective Affiliates to, permit an independent certified public accountant retained by Sanofi, at reasonable times and upon reasonable notice, to audit the books and records maintained pursuant to Section 6.8. Such audits may not (a) be conducted for any Calendar Quarter more than [*] after the end of such Calendar Quarter, (b) be conducted more than [*] (unless a previous audit during such [*] period revealed an underpayment with respect to such period or Licensee restates or revises such books and records for such [*] period) or (c) be repeated for any Calendar Quarter. Except as provided below, the cost of any audit shall be borne by Sanofi, unless the audit reveals a variance of more than [*] from the reported amounts, in which case Licensee shall bear the cost of the audit. Unless disputed pursuant to Section 6.10, if such audit concludes that additional payments were owed or that excess payments were made during such period, Licensee shall pay the additional amounts, with interest from the date originally due as provided in Section 6.7, or Sanofi shall reimburse such excess payments, in either case, within [*] after the date on which such audit is completed and the conclusions thereof are notified to the Parties.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.10 Audit Dispute. In the event of a dispute over the results of any audit conducted pursuant to Section 6.9, Sanofi and Licensee shall work in good faith to resolve such dispute. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [*], the dispute shall be submitted for arbitration to a certified public accounting firm selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Accountant”) or failing such agreement, as the [*] (or such other body as the Parties may mutually agree), may nominate. The decision of the Accountant shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Accountant shall determine. Not later than [*] after such decision and in accordance with such decision, Licensee shall pay the additional royalties, with interest from the date originally due as provided in Section 6.7 or Sanofi shall reimburse such excess payments, as applicable.

6.11 Confidentiality. Sanofi shall treat all information subject to review under this Article 6 in accordance with the confidentiality provisions of Article 9 and Sanofi shall cause the independent public accountant retained by Sanofi pursuant to Section 6.9 or the Accountant, as applicable, to enter into a reasonably acceptable confidentiality agreement that includes an obligation to retain all such financial information in confidence.

ARTICLE 7

INTELLECTUAL PROPERTY

7.1 Ownership of Intellectual Property.

7.1.1 Ownership of Technology. Subject to the licenses granted hereunder, as between the Parties, each Party shall solely own and retain all right, title and interest in and to any and all Information and Inventions that are conceived, discovered, developed or otherwise made solely by or on behalf of such Party, its (sub)licensees or its and their respective Affiliates under or in connection with this Agreement, whether or not patented or patentable, and any and all Patents and other intellectual property rights with respect thereto. The Parties do not anticipate that Information and/or Inventions will be conceived, discovered, developed or otherwise made jointly by the Parties under this Agreement. However, in the unlikely event that such joint Information and/or Invention is generated, the Parties shall jointly own such Information and/or Invention and each Party’s rights therein shall be subject to the licenses granted to the other Party under this Agreement. The determination of authorship, inventorship or ownership of any Information and Inventions that are conceived, discovered, developed or otherwise made under or in connection with this Agreement shall be made under applicable United States law in effect as of the Effective Date, irrespective of where such Information and Invention is actually conceived, discovered, developed or otherwise made.

7.2 Prosecution and Maintenance of Patents.

7.2.1 Licensed Patents. All decisions and actions with respect to the prosecution and maintenance of the Licensed Patents shall remain the responsibility of Sanofi and Sanofi shall bear the costs therefor. Sanofi shall keep Licensee informed of the progress of such activities, and shall provide Licensee with copies of any responses and material correspondence with the patent authorities. In the event Sanofi decides to discontinue the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

prosecution or maintenance of any Licensed Patent, Sanofi shall notify Licensee in writing at least [*] prior to the next scheduled filing or other deadline with respect thereto, and Licensee shall have the right, but not obligation, to continue the prosecution and/or maintenance of such Licensed Patent and shall bear the costs therefor.

7.2.2 Licensee Patents. Licensee shall be solely responsible, at its discretion and expense, for all decisions and actions with respect to the preparation, filing, prosecution and maintenance of Licensee Patents. Throughout the Term, Licensee shall keep Sanofi informed of the filing and prosecution of any Licensee Patent.

7.2.3 Patent Term Extensions. Licensee and Sanofi shall cooperate with each other and shall use commercially reasonable efforts to obtain patent term extensions (including any pediatric exclusivity extensions as may be available) or supplementary protection certificates or their equivalents in any country with respect to patent rights covering Licensed Product. Sanofi hereby grants Licensee the exclusive right and option to apply for patent term extensions or supplemental protection certificates or their equivalents in any country under the Licensed Patents. Should Licensee decide not to file a patent term extension or supplementary protection certificate with respect to any patent right covering Licensed Product in any country where it would in theory be possible per local patent law, then Licensee shall notify Sanofi in writing at least [*] prior to the expiry of the time limit for filing the extension or certificate and Sanofi shall have the right, but no obligation, to file such patent term extension or supplementary protection certificate.

7.2.4 Registration of License. Licensee shall register the present license with the Patent Office of any jurisdiction where Licensee receives a Regulatory Approval for the Commercialization of the Licensed Product, at its own expenses. Promptly after registration, Licensee shall provide Sanofi with the certifications of the license registration in such jurisdiction.

7.3 Patent Enforcement.

7.3.1 Notification. If either Party becomes aware of any existing or threatened Infringement of the Licensed Patents in the Territory, which infringing activity involves the manufacture, use, import, offer for sale or sale of any Licensed Product in the Territory (a “Product Infringement”), it shall promptly notify the other Party in writing to that effect, and the Parties will consult with each other regarding any actions to be taken with respect to such Product Infringement.

7.3.2 Right to Enforce. Licensee shall have the first right, but shall not be obligated, to bring an infringement action against any person or entity engaged in a Product Infringement of the Licensed Patents, at Licensee’s sole cost and expense. If Licensee fails to bring such an action with respect to a Licensed Patent (or to settle or otherwise secure the abatement of such Product Infringement) prior to the earlier of: (i) [*] following Licensee’s receipt or delivery of the notice under Section 7.3.1, or (ii) [*] before the deadline, if any, set forth in the applicable Laws for the filing of such actions, Sanofi shall have the right to bring and control any such action, at its own expense and by counsel of its own choice.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.3.3 Cooperation. Each Party shall provide to the enforcing Party reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by applicable Laws to pursue such action. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, shall reasonably consider the other Party’s comments on any such efforts, and shall seek consent of the other Party in any important aspects of such enforcement, including determination of litigation strategy and filing of material papers to the competent court, which consent shall not be unreasonably withheld or delayed. The non-enforcing Party shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the enforcing Party. Neither Party shall have the right to settle any patent infringement litigation under this Section 7.3 in a manner that diminishes the rights or interests of the other Party without the prior written consent of such other Party, such consent not to be unreasonably withheld or delayed.

7.3.4 Expenses and Recoveries. The enforcing Party bringing a claim, suit or action under Section 7.3.1 or 7.3.2 shall be solely responsible for any expenses incurred by such Party as a result of such claim, suit or action. If such Party recovers monetary damages in such claim, suit or action, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel), and any remaining amounts shall be shared as follows: (i) if Sanofi is the enforcing Party: the remaining amount will be [*], or (ii) if Licensee is the enforcing Party: the remaining amount will be [*].

7.4 Patent Oppositions and Other Proceedings.

7.4.1 If a Licensed Patent becomes the subject of any proceeding commenced by a Third Party in connection with an opposition, action for declaratory judgment, nullity action, interference or other attack upon the validity, title or enforceability thereof, then Licensee shall have the first right, but not the obligation, to control such defense at its own expense using counsel of its own choice. If Licensee decides that it does not wish to defend against such action, it shall notify Sanofi reasonably in advance of all applicable deadlines, and Sanofi shall thereafter have the right, but not the obligation, to assume defense of such action at its own expense.

7.4.2 The Party controlling any defense under this Section 7.4 shall permit the non-controlling Party to participate in the proceedings to the extent permissible under applicable Laws and to be represented by its own counsel at the non-controlling Party’s expense. Notwithstanding any of the foregoing, the Party controlling any enforcement action pursuant to Section 7.3 shall also have the sole right to control the response to any attack on the validity, title, or enforceability of a Patent that is asserted by the alleged infringer(s) as a counterclaim or affirmative defense in such action. Neither Party shall have the right to settle any proceeding under this Section 7.4 in a manner that diminishes the rights or interests of the other Party without the prior written consent of such other Party, such consent not to be unreasonably withheld or delayed.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.4.3 Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in Section 7.4.1, including by providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided that neither Party shall be required to disclose legally privileged information unless and until procedures reasonably acceptable to such Party are in place to protect such privilege. In connection with any such defense or claim or counterclaim, the controlling Party shall consider in good faith any comments from the other Party and shall keep the other Party reasonably informed of any steps taken, and shall provide copies of all documents filed, in connection with such defense, claim or counterclaim. In connection with the activities set forth in Section 7.4.1, each Party shall consult with the other as to the strategy for the defense of the Licensed Patents.

7.5 Patent Marking. Licensee shall, to the extent practicable, mark Licensed Product (or when the character of the product precludes marking, the package containing any such Licensed Product) marketed and sold by Licensee or its Affiliates or their Sublicensees or subcontractors hereunder in accordance with all applicable Laws relating to patent marking.

7.6 Infringement of Third Party Rights. If any Licensed Product used or sold by Licensee or its Affiliates or their Sublicensees or subcontractors becomes the subject of a Third Party’s claim or assertion of infringement of a Patent granted by a jurisdiction within the Territory, Licensee shall promptly notify Sanofi, and the Parties shall agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute, and thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action. Unless agreed otherwise by the Parties, Licensee shall be solely responsible for defending against any such claim or assertion, at its sole expense. Licensee shall keep Sanofi fully informed of such claim and its defense, and shall reasonably consider and seek to accommodate any timely comments of Sanofi with respect thereto.

7.7 Third Party Licenses. If, in the reasonable opinion of counsel to Licensee, the Exploitation of Licensed Product in the Field in the Territory by Licensee, its Sublicensees or its or their respective Affiliates infringes or misappropriates any Patent or any intellectual property right of a Third Party in any country in the Territory, such that Licensee, its Sublicensees or its or their respective Affiliates cannot Exploit Licensed Product in such country without infringing the Patent or intellectual property right of such Third Party, then Licensee shall have the first right, but not the obligation, to take the lead on negotiating the terms of each such license for one or more countries in the Territory. Licensee shall be responsible for all license fees, milestones, royalties or other such payments due to such Third Party, subject to its right under Section 6.3.4.

7.8 Product Trademarks. Licensee shall own all right, title, and interest to the Product Trademarks in the Territory, and shall be responsible for the registration, prosecution, maintenance and enforcement thereof. All costs and expenses of registering, prosecuting, maintaining and enforcing the Product Trademarks shall be borne solely by Licensee.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 8

PHARMACOVIGILANCE AND SAFETY

8.1 Pharmacovigilance. Licensee shall be solely responsible for pharmacovigilance activities in connection with the Exploitation of Licensed Product in the Field under this Agreement, at its sole expense.

8.2 Global Safety Database. Licensee shall set up, hold, and maintain (at Licensee’s sole cost and expense) the global safety database for Licensed Product in the Territory.

ARTICLE 9

CONFIDENTIALITY AND NON-DISCLOSURE

9.1 Confidentiality Obligations. At all times during the Term and for a period of [*] following termination or expiration of this Agreement, each Party shall, and shall cause its Affiliates and, in the case of Licensee as the Receiving Party, its Sublicensees, and its and their respective officers, directors, employees and agents to, keep completely confidential and not publish or otherwise disclose and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or such use is reasonably necessary for the performance of its obligations or the exercise of its rights under this Agreement. “Confidential Information” means any information provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) under or in connection with this Agreement, including the terms of this Agreement or any information relating to Licensed Product (including the Regulatory Documentation and Regulatory Approvals and any information or data contained therein), any Exploitation of Licensed Product in the Territory or the scientific, regulatory or business affairs or other activities of either Party. Notwithstanding the foregoing, Confidential Information shall not include any information that:

9.1.1 is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the Receiving Party;

9.1.2 can be demonstrated by documentation or other competent proof to have been in the Receiving Party’s possession prior to disclosure by the Disclosing Party without any obligation of confidentiality with respect to such information;

9.1.3 is subsequently received by the Receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to such information; or

9.1.4 can be demonstrated by documentation or other competent evidence to have been independently developed by or for the Receiving Party without reference to the Disclosing Party’s Confidential Information.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.

9.2 Permitted Disclosures. Each Receiving Party may disclose Confidential Information disclosed to it by the Disclosing Party to the extent that such disclosure by the Receiving Party is:

9.2.1 made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law or the requirements of a national securities exchange or other similar regulatory body; provided that the Receiving Party shall first have given notice, to the extent legally permitted, to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided further that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to the information that is legally required to be disclosed in response to such court or governmental order;

9.2.2 made by the Receiving Party to a Regulatory Authority as required in connection with any filing, application or request for Regulatory Approval; provided that reasonable measures shall be taken to obtain confidential treatment of such information;

9.2.3 made by the Receiving Party as necessary to file or prosecute Patent applications pursuant to Section 7.2.1 or Section 7.2.2, as applicable, prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement; provided that reasonable measures shall be taken to obtain confidential treatment of such information;

9.2.4 made by the Receiving Party to actual or prospective acquirers, merger candidates, investors, Sublicensees, consultants, agents, subcontractors or, with respect to Sanofi as the Receiving Party, investors in connection with a Monetization (and to its and their respective Affiliates, representatives and financing sources); provided that (a) each such Third Party signs an agreement that contains obligations that are substantially similar to the Receiving Party’s obligations hereunder (except that the obligations under such agreement may terminate [*] after disclosure of the relevant information), and (b) each such Third Party to whom information is disclosed shall (i) be subject to reasonable obligations of confidentiality, (ii) be informed of the confidential nature of the Confidential Information so disclosed, and (iii) agree to hold such Confidential Information subject to the terms thereof.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.3 Use of Name. Except as expressly provided in this Agreement, neither Party shall mention or otherwise use the name, insignia, symbol, Trademark of the other Party (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material or other form of publicity without the prior written approval of such other Party in each instance, such approval not be unreasonably conditioned, withheld or delayed. The restrictions imposed by this Section 9.3 shall not prohibit either Party from making any disclosure (a) identifying the other Party as a counterparty to this Agreement, (b) that is required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body (provided that any such disclosure shall be governed by this Article 9) or (c) with respect to which written consent has previously been obtained. Further, the restrictions imposed on each Party under this Section 9.3 are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to this Article 9.

9.4 Press Releases. Neither Party shall issue any press release or other similar public communication relating to this Agreement, its subject matter or the transactions covered by it, or the activities of the Parties under or in connection with this Agreement, without the prior written approval of the other Party, except (a) for communications required by Applicable Law as reasonably advised by the issuing Party’s counsel (provided that the other Party is given a reasonable opportunity to review and comment on any such press release or public communication in advance thereof to the extent legally permitted and the issuing Party shall act in good faith to incorporate any comments provided by the other Party on such press release or public communication), (b) for information that has been previously disclosed publicly or (c) as otherwise set forth in this Agreement.

9.5 Publications. During the Term, Sanofi may not publish any Information related to a Licensed Compound or a Licensed Product (other than Information contained in a Patent within the Licensed Patent that is published pursuant to applicable patent laws), without the prior written approval of Licensee, which approval will not be unreasonably withheld or delayed. Licensee may publish any Information related to the Development of a Licensed Compound or a Licensed Product, without the prior written consent of Sanofi, unless any such publication contains any Confidential Information of Sanofi.

9.6 Return or Destruction of Confidential Information. Within [*] after the termination of this Agreement, or (c) the written request of the Disclosing Party, the Receiving Party shall, at the Disclosing Party’s discretion, promptly destroy or return to the Disclosing Party all documentary, electronic or other tangible embodiments of the Disclosing Party’s Confidential Information to which the Receiving Party does not retain rights hereunder and any and all copies thereof, and destroy those portions of any documents that incorporate or are derived from the Disclosing Party’s Confidential Information to which the Receiving Party does not retain rights hereunder, and provide a written certification of such destruction, except that the Receiving Party may retain one copy thereof, to the extent that the Receiving Party requires such Confidential Information for the purpose of performing any obligations or exercising any rights under this Agreement that may survive such expiration or termination, or for archival purposes. Notwithstanding the foregoing, the Receiving Party also shall be permitted to retain such additional copies of or any computer records or files containing the Disclosing Party’s Confidential Information that have been created solely by the Receiving Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with the Receiving Party’s standard archiving and back-up procedures, but not for any other use or purpose.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

10.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as of the Effective Date as follows:

10.1.1 Corporate Authority. Such Party (a) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder and (b) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered in a proceeding at law or equity.

10.1.2 Consents and Approvals. All necessary consents, approvals and authorizations of all Regulatory Authorities and other Persons required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

10.1.3 Conflicts. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of Applicable Law or any provision of the articles of incorporation or bylaws of such Party in any material way and (b) do not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.

10.2 Representations, Warranties and Covenants of Licensee.

10.2.1 Licensee is a company or corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of incorporation or formation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

10.2.2 Neither Licensee nor any of its Affiliates has been debarred or is subject to debarment and neither Licensee nor any of its Affiliates will use in any capacity, in connection with the activities to be performed under this Agreement, any Person who has been debarred pursuant to Section 306 of the FFDCA or who is the subject of a conviction described in such section. Licensee shall inform Sanofi in writing immediately if it or any Person who is performing activities hereunder is debarred or is the subject of a conviction described in Section 306 or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of Licensee’s knowledge, is threatened, relating to the debarment or conviction of Licensee or any Person performing activities hereunder.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.3 Representations and Warranties of Sanofi. Sanofi hereby represents and warrants that, as of the Effective Date:

10.3.1 Sanofi is the sole owner of the Licensed Patents, free and clear of any lien and Sanofi has not granted the right to any Third Party to manufacture, develop and/or commercialize the Licensed Compound and/or Licensed Product under the Licensed Patents or Licensed Know-How, and Sanofi does not own or otherwise control any other patent application or patent that claim the composition of matter of, or the method of making or using, the Licensed Compound, that is not a Licensed Patent;

10.3.2 There are no judgments or settlements against or owed by it or any of its Affiliates relating to the Licensed Patents.

10.4 DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTIONS 10.1, 10.2 AND 10.3, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

10.5 ADDITIONAL WAIVER. EXCEPT AS SET FORTH IN SECTION 10.3, LICENSEE AGREES THAT: (A) THE LICENSED PATENTS ARE LICENSED “AS IS,” “WITH ALL FAULTS,” AND “WITH ALL DEFECTS,” AND LICENSEE EXPRESSLY WAIVES ALL RIGHTS TO MAKE ANY CLAIM WHATSOEVER AGAINST SANOFI FOR MISREPRESENTATION OR FOR BREACH OF PROMISE, GUARANTEE OR WARRANTY OF ANY KIND RELATING TO THE LICENSED PATENTS; (B) LICENSEE AGREES THAT SANOFI WILL HAVE NO LIABILITY TO LICENSEE FOR ANY ACT OR OMISSION IN THE PREPARATION, FILING, PROSECUTION, MAINTENANCE, ENFORCEMENT, DEFENCE OR OTHER HANDLING OF THE LICENSED PATENTS; AND (C) LICENSEE IS SOLELY RESPONSIBLE FOR DETERMINING WHETHER THE LICENSED PATENTS HAVE APPLICABILITY OR UTILITY IN LICENSEE’S CONTEMPLATED EXPLOITATION OF THE LICENSED PRODUCT, AND LICENSEE ASSUMES ALL RISK AND LIABILITY IN CONNECTION WITH SUCH DETERMINATION.

ARTICLE 11

INDEMNITY

11.1 Indemnification of Sanofi. Licensee shall indemnify Sanofi, its Affiliates and its and their respective directors, officers, employees and agents (collectively, “Sanofi Indemnitees”), and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

demands of Third Parties (collectively, “Third Party Claims”) arising from or occurring as a result of: (a) the breach by Licensee of any term of this Agreement or any representations or warranties under this Agreement, (b) the gross negligence or willful misconduct on the part of any Licensee Indemnitee or (c) the Exploitation of any Licensed Compound or Licensed Product by or on behalf of Licensee, its Sublicensees or any of its or their respective Affiliates; provided that, with respect to any Third Party Claim for which Licensee has an obligation to any Sanofi Indemnitee pursuant to this Section 11.1 and Sanofi has an obligation to any Licensee Indemnitee pursuant to Section 11.2, each Party shall indemnify each of the Sanofi Indemnitees or the Licensee Indemnitees, as applicable, for its Losses to the extent of its responsibility, relative to the other Party.

11.2 Indemnification of Licensee. Sanofi shall indemnify Licensee, its Affiliates and its and their respective directors, officers, employees and agents (collectively, “Licensee Indemnitees”), and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims arising from or occurring as a result of: (a) the breach by Sanofi of this Agreement or any representations or warranties under this Agreement, or (b) the gross negligence or willful misconduct on the part of any Sanofi Indemnitee; provided that, with respect to any Third Party Claim for which Sanofi has an obligation to any Licensee Indemnitee pursuant to this Section 11.2 and Licensee has an obligation to any Sanofi Indemnitee pursuant to Section 11.1, each Party shall indemnify each of the Sanofi Indemnitees or the Licensee Indemnitees, as applicable, for its Losses to the extent of its responsibility, relative to the other Party.

11.3 Notice of Claim. All indemnification claims in respect of a Sanofi Indemnitee or a Licensee Indemnitee shall be made solely by Sanofi or Licensee, as applicable (each of Sanofi or Licensee in such capacity, the “Indemnified Party”). The Indemnified Party shall give the Indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 11.1 or Section 11.2, but in no event shall the Indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

11.4 Control of Defense.

11.4.1 Control of Defense. At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [*] after the Indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any Sanofi Indemnitee or Licensee Indemnitee, as applicable, in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against a Sanofi Indemnitee’s or a Licensee Indemnitee’s, as applicable, claim for indemnification. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Party. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Sanofi Indemnitee or Licensee Indemnitee, as applicable, in connection with the Third Party Claim. If the Indemnifying Party assumes the defense of a Third Party Claim, except as provided in Section 11.4.2, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party or any Sanofi Indemnitee or Licensee Indemnitee, as applicable, in connection with the analysis, defense or settlement of such Third Party Claim. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless a Sanofi Indemnitee or Licensee Indemnitee, as applicable, from and against a Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) incurred by the Indemnifying Party in its defense of such Third Party Claim.

11.4.2 Right to Participate in Defense. Without limiting Section 11.4.1, any Indemnified Party shall be entitled to participate in, but not control, the defense of a Third Party Claim and to employ counsel of its choice for such purpose; provided that such employment shall be at the Indemnified Party’s own expense unless (a) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (b) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 11.4.1 (in which case the Indemnified Party shall control the defense) or (c) the interests of the Indemnified Party and any Sanofi Indemnitee or Licensee Indemnitee, as applicable, on the one hand, and the Indemnifying Party, on the other hand, with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of all such Persons under Applicable Law, ethical rules or equitable principles.

11.4.3 Settlement. With respect to any Third Party Claims relating solely to the payment of money damages in connection with a Third Party Claim that shall not result in any Sanofi Indemnitee or Licensee Indemnitee, as applicable, becoming subject to injunctive or other relief or otherwise adversely affecting the business of any Sanofi Indemnitee or Licensee Indemnitee, as applicable, in any manner and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify such Sanofi Indemnitee or Licensee Indemnitee, as applicable, hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Third Party Claim, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 11.4.1, the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Third Party Claim, provided that it obtains the prior written consent of the Indemnified Party (such consent not to be unreasonably conditioned, withheld or delayed). The Indemnifying Party shall not be liable for any settlement or other disposition of a Third Party Claim by a Sanofi Indemnitee or a Licensee Indemnitee that is reached without the prior written consent of the Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall not, and the Indemnified Party shall ensure that each Sanofi Indemnitee or Licensee Indemnitee, as applicable, does not, admit any liability with respect to or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party, such consent not to be unreasonably conditioned, withheld or delayed.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.4.4 Cooperation. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each Sanofi Indemnitee or Licensee Indemnitee, as applicable, to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party and any Sanofi Indemnitee or Licensee Indemnitee, as applicable, of, records and information that are reasonably relevant to such Third Party Claim, and making all Sanofi Indemnitees or Licensee Indemnitees, as applicable, and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided that neither Party shall be required to disclose legally privileged information unless and until procedures reasonably acceptable to such Party are in place to protect such privilege, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable costs and expenses in connection therewith.

11.4.5 Expenses. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim shall be reimbursed on a Calendar Quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest any Sanofi Indemnitee’s or Licensee Indemnitee’s, as applicable, right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify a Sanofi Indemnitee or Licensee Indemnitee, as applicable.

11.5 Limitation on Damages and Liability. EXCEPT WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTION 11.1 OR SECTION 11.2, OR WITH RESPECT TO A BREACH OF ARTICLE 9, NEITHER PARTY NOR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR LOST PROFITS, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF (a) THE DEVELOPMENT, MANUFACTURE, USE OR SALE OF THE LICENSED PRODUCTS UNDER THIS AGREEMENT, (b) THE USE OF OR REFERENCE TO THE LICENSED PATENTS, LICENSED KNOW-HOW OR REGULATORY DOCUMENTATION OR (c) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT.

11.6 Insurance. Each Party shall procure and maintain insurance, including product liability insurance, with respect to its activities hereunder and which is consistent with normal business practices of prudent companies similarly situated at all times during which any Product is being clinically tested in human subjects or commercially distributed or sold. Each Party shall provide the other Party with evidence of such insurance upon request and shall provide the other Party with written notice at least [*] prior to the cancellation, non-renewal or material changes in such insurance. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 11.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 12

TERM AND TERMINATION

12.1 Term. This Agreement shall commence on the Effective Date and shall, unless earlier terminated in accordance with this Article 12, continue (a) with respect to each Licensed Product in each country in the Territory, until the expiration of the Royalty Term for such Licensed Product in such country and (b) with respect to this Agreement in its entirety, until the expiration of the Royalty Term for the last Licensed Product for which there has been a First Commercial Sale in the Territory (such period, the “Term”). After the expiration of the Term for a particular Licensed Product in a particular country, the license granted to Licensee under this Agreement for such Licensed Product in such country shall become perpetual, irrevocable, fully paid and royalty-free.

12.2 Termination of this Agreement for Material Breach. In the event that either Party materially breaches this Agreement (such Party, the “Breaching Party”), in addition to any other right and remedy the other Party (the “Complaining Party”) may have, the Complaining Party may terminate this Agreement, in its entirety upon [*] prior written notice (the “Termination Notice Period”) to the Breaching Party, specifying the material breach and its claim of right to terminate, provided that the termination shall not become effective at the end of the Termination Notice Period if the Breaching Party cures the material breach complained of during the Termination Notice Period, except in the case of a payment breach, as to which the Breaching Party shall have only a [*] cure period. In the event the Party receiving such notification of termination in good faith disputes such alleged breach, such termination shall not become effective unless and until such dispute is resolved in favor of the Party providing such notification of termination. For clarity, the Parties regard the Territory under this Agreement to include the following regions: [*] (each, a “Region”). To the extent a Party’s material breach under this Agreement (such as, in the case of Licensee, the material breach of its diligence obligations) pertains only to one (1) or more of the Regions, then the other Party’s right to terminate this Agreement under this Section 12.2 shall only apply to such affected Region(s).

12.3 Termination by Sanofi. In the event that Licensee, its Sublicensees or any of its or their respective Affiliates anywhere in the Territory, institutes, prosecutes or otherwise participates in (or in any way aids any Third Party in instituting, prosecuting or participating in), at law or in equity or before any administrative or regulatory body, including the U.S. Patent and Trademark Office or its foreign counterparts, any claim, demand, action or cause of action for declaratory relief, damages or any other remedy or for an enjoinment, injunction or any other equitable remedy, including any interference, re-examination, opposition or any similar proceeding (collectively, “Action”), alleging that any claim in a Licensed Patent is invalid, unenforceable or otherwise not patentable or would not be infringed by Licensee’s activities contemplated by this Agreement absent the rights and licenses granted hereunder (except as a defense to any claim made by or on behalf of Sanofi for infringement, either in response to a suit instituted by Sanofi or in a declaratory judgment action), Sanofi may terminate this Agreement, including the rights of any Sublicensees, immediately upon [*]-day written notice to Licensee provided that such termination shall not become effective if Licensee withdraws such Action within such [*]-day period.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.4 Termination by Licensee. Licensee shall at any time have the right to terminate this Agreement for any reason or no reason at all by providing Sanofi with [*] day written notice.

12.5 Termination for Bankruptcy or Insolvency. Sanofi may terminate this Agreement upon written notice to Licensee, if, at any time, Licensee(a) files in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of such other Party or of its assets, (b) is served with an involuntary petition against it, filed in any insolvency proceeding that is not dismissed within [*] after the filing thereof, or (c) makes an assignment of the assets associated with this Agreement for the benefit of its creditors.

12.6 Consequences of Termination. In the event of a termination of this Agreement, in whole or in part:

12.6.1 all rights and licenses granted by Sanofi hereunder shall immediately terminate;

12.6.2 Licensee hereby grants Sanofi and its Affiliates, effective as of the date of termination and subject to the terms and conditions set forth below, an exclusive, license, with the right to grant sublicenses (through multiple tiers), under the Licensee Know-How and the Licensee Patents, any other intellectual property rights Controlled by Licensee with respect to Licensed Product as of the effective date of such termination, including without limitation any trademarks used therefor, to Exploit Licensed Product in the Field in the Territory, or as the case may be, in the terminated Region.

12.6.3 to the extent requested in writing by Sanofi, Licensee shall promptly, at no additional cost to Sanofi:

(a) where permitted by Applicable Law, assign to Sanofi all of its right, title and interest in and to, and transfer possession to Sanofi of, all Regulatory Documentation (including, for clarity, Regulatory Approvals) then in its name applicable to Licensed Product in the Territory or terminated Region, as applicable;

(b) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect the transfer set forth in clause (a) above;

(c) and hereby does effective as of the effective date of termination, grant Sanofi an exclusive license and right of reference, with the right to grant sublicenses and further rights of reference (through multiple tiers), under all Regulatory Documentation (including any Regulatory Approvals) then owned or Controlled by Licensee then in its name that are not assigned to Sanofi pursuant to clause (a) above that are necessary or useful for Sanofi or any of its Affiliates to Exploit Licensed Compound or Licensed Product in the Field in the Territory or Terminated Region and any improvement to any of the foregoing, as such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Regulatory Documentation exists as of the effective date of such termination of this Agreement and Licensee shall continue to maintain such Regulatory Documentation (including any Regulatory Approvals) unless and until Sanofi notifies Licensee that such maintenance is no longer required;

(d) unless expressly prohibited by any Regulatory Authority in the Territory or terminated Region, as applicable, transfer control to Sanofi of all Clinical Studies of Licensed Product being conducted as of the effective date of termination and continue to conduct such Clinical Studies, [*], for up to [*] to enable such transfer to be completed without interruption of any such Clinical Study; provided that (i) Sanofi shall not have any obligation to continue any Clinical Study unless required by Applicable Law and (ii) with respect to each Clinical Study (A) for which such transfer is expressly prohibited by the applicable Regulatory Authority or (B) that is required for Regulatory Approval that Sanofi does not request that Licensee transfer control of such Clinical Study to Sanofi, if any, Licensee shall continue to conduct such Clinical Study to completion, [*];

(e) provide Sanofi with copies of all reports and data generated or obtained by Licensee or any of its Affiliates that relate to Licensed Product that have not previously been provided to Sanofi;

12.6.4 Without limiting Sanofi’s rights under other provisions of this Article 12, in the event of any termination pursuant to this Article 12 up until the effective date of such termination, Licensee shall, at the request and expense of Sanofi, provide Sanofi with such assistance as is reasonably necessary to effectuate a smooth and orderly transition of any Development, Manufacture and Commercialization activities with respect to Licensed Product in the Territory or terminated Region, as applicable, to Sanofi or its designee so as to minimize any disruption of such activities. Further, upon Sanofi’s request and expense, Licensee shall provide such technical assistance, as may reasonably be requested to transfer all Manufacturing technology that is or had been used by or on behalf of Licensee and its Affiliates in connection with the Manufacture of Licensed Compound or Licensed Product.

12.7 Accrued Rights; Surviving Obligations.

12.7.1 Accrued Rights. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

12.7.2 Survival. Without limiting the foregoing, Sections [*] shall survive the termination or expiration of this Agreement for any reason.

ARTICLE 13

MISCELLANEOUS

13.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

payments) when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (each, a “Force Majeure Event”). The non-performing Party shall notify the other Party of a Force Majeure Event [*] after the occurrence of such Force Majeure Event by giving written notice to the other Party stating the nature of such Force Majeure Event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.

13.2 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on or related to the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

13.3 Assignment. Without the prior written consent of the other Party, neither Party shall sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided that (a) Sanofi may, without such consent, assign this Agreement and its rights and obligations hereunder to an Affiliate, to the purchaser of the Licensed Patents or Licensed Know-How or to its successor entity or acquirer in the event of a merger, consolidation or change in control of Sanofi and (b) Licensee may, without such consent, assign this Agreement and its rights and obligations hereunder to an Affiliate or to a successor-in-interest in connection with the sale of all or substantially all of its stock or assets to which this Agreement pertains; provided, further, that in either case ((a) or (b)), with respect to an assignment to an Affiliate, such assigning Party shall remain responsible for the performance by such Affiliate of the rights and obligations hereunder. Any attempted assignment or delegation in violation of the preceding sentence shall be void and of no effect. All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of Sanofi or Licensee, as the case may be. In the event either Party seeks and obtains the other Party’s consent to assign or delegate its rights or obligations to another Party, the assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement.

13.4 Severability. To the fullest extent permitted by Applicable Law, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal, or unenforceable in any respect. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, in any respect, then such provision will be given no effect by the Parties and shall not form part of this Agreement. To the fullest extent permitted by Applicable Law and if the rights or obligations of either Party will not be materially and adversely affected,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

all other provisions of this Agreement shall remain in full force and effect, and the Parties shall use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal, or unenforceable that is consistent with Applicable Law and achieves, as nearly as possible, the original intention of the Parties.

13.5 Dispute Resolution. If a dispute arises between the Parties in connection with the interpretation, validity or performance of this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), then either Party shall have the right to refer such dispute to its executive officers for attempted resolution by good faith negotiations during a period of [*]. Any final decision mutually agreed to by the executive officers shall be conclusive and binding on the Parties. If such executive officers are unable to resolve such Dispute within such [*] period, either Party shall be free to institute litigation in accordance with Section 13.6 and seek such remedies as may be available. Notwithstanding anything in this Agreement to the contrary, either Party shall be entitled to institute litigation in accordance with Section 13.6 immediately if litigation is necessary to prevent irreparable harm to that Party.

13.6 Governing Law, Jurisdiction, Venue and Service.

13.6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of [*], excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. [*].

13.6.2 Jurisdiction. Subject to Section 13.6 and Section 13.11, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of [*] for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. [*].

13.6.3 Venue. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of [*], and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

13.6.4 Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 13.7.2 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

13.7 Notices.

13.7.1 Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

at their respective addresses specified in Section 13.7.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 13.7. Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the third Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter. This Section 13.7 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

13.7.2 Address for Notice.

If to Licensee, to:

Zai Lab Limited

1000 Zhangheng Road, Building 65

Zhangjiang Hi-tech Park, Pudong New Area

Shanghai, China

Attention: [*]

Facsimile: [*]

with a copy to (which shall not constitute notice):

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94303

United States of America

Attention: [*]

Facsimile: [*]

If to Sanofi, to:

Sanofi

54 rue La Boétie

75008 Paris, France

Attention: [*]

Facsimile: [*]

with a copy to (which shall not constitute notice):

Sanofi

54 rue La Boétie

75008 Paris, France

Attention: [*]

Facsimile: [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.8 Entire Agreement; Amendments. This Agreement, together with the Exhibits attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded hereby, including that certain confidential disclosure agreement between Sanofi and Licensee dated [*]. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

13.9 English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

13.10 Equitable Relief. The Parties acknowledge and agree that the restrictions set forth in Article 9 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of Article 9 may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of Article 9, the non-breaching Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Both Parties agree to waive any requirement that the other Party (a) post a bond or other security as a condition for obtaining any such relief and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this Section 13.10 is intended, or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

13.11 Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by the other Party whether of a similar nature or otherwise.

13.12 No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.13 Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

13.14 Relationship of the Parties. It is expressly agreed that Sanofi, on the one hand, and Licensee, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Sanofi, on the one hand, nor Licensee, on the other hand, shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so, such consent not to be unreasonably conditioned, withheld or delayed. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

13.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile, PDF or other electronic signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

13.16 References. Unless otherwise specified, (a) references in this Agreement to any Article, Section or Exhibit means references to such Article, Section or Exhibit of this Agreement, (b) references in any section to any clause are references to such clause of such section and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

13.17 Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein means including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party.

{SIGNATURE PAGE FOLLOWS.}

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

Sanofi		Zai Lab (Hong Kong) Limited

By:	/s/ Constantine CHINOPOROS	By:	/s/ Samantha Du
	Name: Constantine CHINOPOROS		Name: Samantha Du
	Title: Vice-President, Global Business Development		Title: Chairman and CEO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A – LICENSED KNOW-HOW

[*] (5 pages omitted)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT B – LICENSED PATENTS

[*] (8 pages omitted)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT C – MATERIAL SPECIFICATIONS

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT D – DEVELOPMENT PLAN

[*] (4 pages omitted)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT E – Structure of ALK inhibitor [*]

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.